Exhibit 99.B(e)(1)(ii)

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING PARTNERS, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING American Century Large Company Value Portfolio

ING American Century Small-Mid Cap Value Portfolio

ING Baron Asset Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Growth Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason Partners Aggressive Growth Portfolio

ING Neuberger Berman Partners Portfolio

ING OpCap Balanced Value Portfolio

ING Oppenheimer Global Portfolio

ING Oppenheimer Strategic Income Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2025 Portfolio

ING Solution 2035 Portfolio

ING Solution 2045 Portfolio

ING Solution Growth and Income Portfolio

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio